EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2016 Third Quarter Results

Third Quarter 2016 Summary

  Net income of $8.1 million, or $0.51 diluted earnings per share

  Total loans increased $152 million to $2.31 billion at September 30, 2016

  Average loans increased $96 million, or 17.7% annualized

  Non-interest income of $14.9 million, or 35.4% of total revenue

  Return on average assets of 1.03%; Return on average equity of 10.04%

EFFINGHAM, Ill., Oct. 27, 2016 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ:MSBI) (the “Company”) today reported net income of $8.1 million, or $0.51 diluted earnings per share, for the third quarter of 2016, compared with net income of $6.8 million, or $0.50 diluted earnings per share, for the second quarter of 2016, and net income of $3.4 million, or $0.28 diluted earnings per share, for the third quarter of 2015.

“We delivered a solid quarter driven by well-diversified loan production and improved efficiencies,” said Leon J. Holschbach, President and Chief Executive Officer of the Company.  “As a result of this performance, we were able to generate a higher level of earnings and an improvement in our return on average assets.

“We had excellent growth across the loan portfolio with double-digit annualized increases in the commercial real estate, residential real estate, consumer and equipment leasing portfolios.  We also continued to generate a high level of non-interest income with solid contributions from our residential mortgage banking and wealth management businesses.  This offset a light quarter in the commercial FHA business as we had relatively few loans in the latter stages of the pipeline during the third quarter.

“We continue to see strong loan demand throughout our markets.  As we continue to generate quality balance sheet growth and maintain disciplined expense control, we expect to see a continuation of the positive trends in the business going forward,” said Mr. Holschbach.

Net Interest Income

Net interest income for the third quarter of 2016 was $27.3 million, a decrease of 2.6% from $28.0 million for the second quarter of 2016.  The Company’s net interest income benefits from accretion income associated with purchased loan portfolios.  Accretion income totaled $2.6 million for the third quarter of 2016, compared with $4.9 million for the second quarter of 2016.  The reduction in accretion income offset the impact of higher average loan balances in the third quarter of 2016.

Relative to the third quarter of 2015, net interest income increased $1.8 million due to an increase in average loan balances.

Net Interest Margin

Net interest margin for the third quarter of 2016 was 4.00%, compared to 4.20% for the second quarter of 2016.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios.  Excluding accretion income, net interest margin was 3.66% for the third quarter of 2016, compared with 3.52% for the second quarter of 2016.  The increase in net interest margin excluding accretion income was primarily attributable to a favorable shift in the mix of both earning assets and funding liabilities within the balance sheet.  Average cash balances decreased by $77.6 million and was redeployed into higher yielding loans and investments in the third quarter compared to the second quarter, while at the same time interest bearing liabilities decreased and funding shifted to increased levels of both noninterest bearing deposits and equity.

Relative to the third quarter of 2015, the net interest margin declined from 4.17%, primarily due to lower average yields on loans and investment securities.  Excluding accretion income, net interest margin declined from 3.83%, which was primarily attributable to lower average yields on loans and investment securities and an increase in cost of funds.

Noninterest Income

Noninterest income for the third quarter of 2016 was $14.9 million, an increase of 6.6% from $14.0 million for the second quarter of 2016.  The increase was primarily attributable to higher residential mortgage banking revenue and the absence of FDIC loss-sharing expense.  This was partially offset by lower commercial FHA revenue.

Commercial FHA revenue for the third quarter of 2016 was $3.3 million, a decrease of 61.8% from $8.5 million in the second quarter of 2016.  The Company originated $73.4 million in rate lock commitments during the third quarter of 2016, compared to $281.2 million in the prior quarter.  The Company also recorded mortgage servicing rights impairment of $1.1 million in the third quarter of 2016.

Residential mortgage banking revenue for the third quarter of 2016 was $5.0 million, an increase from $1.0 million in the second quarter of 2016.  During the second quarter of 2016, the Company recorded mortgage servicing rights impairment of $3.0 million, which substantially reduced the residential mortgage banking revenue recognized in that quarter.

Relative to the third quarter of 2015, noninterest income increased 3.3% from $14.5 million.  The increase was primarily due to higher residential mortgage banking and wealth management revenue, which was partially offset by lower commercial FHA revenue.

Noninterest Expense

Noninterest expense for the third quarter of 2016 was $28.7 million, a decrease of 7.2% from $30.9 million for the second quarter of 2016.  The decrease was primarily driven by lower salaries and benefits expense.  Non-interest expense in the second quarter of 2016 also included a $511,000 write-off of accounting discount related to the early payoff of subordinated debt, while no similar write-off occurred in the third quarter of 2016.

Relative to the third quarter of 2015, noninterest expense increased 3.0% from $27.8 million.  The increase was primarily due to higher salaries and benefits expense resulting from an increase in FTEs over the past 12 months.

Loan Portfolio

Total loans outstanding were $2.31 billion at September 30, 2016, compared with $2.16 billion at June 30, 2016, and $1.97 billion at September 30, 2015.  The $151.7 million increase in the loan portfolio from June 30, 2016 was driven primarily by a $55.8 million increase in commercial loans, a $26.9 million increase in commercial real estate loans, a $37.8 million increase in residential real estate loans, a $43.1 million increase in consumer loans, and a $5.9 million increase in equipment lease financing loans.  These increases were partially offset by a $17.8 million decrease in construction and land development loans, most of which migrated to permanent financing in the commercial real estate portfolio.

Approximately $73 million of the increase in total loans outstanding at September 30, 2016 compared to June 30, 2016 was related to advances on a warehouse line of credit to a customer that originates government-guaranteed commercial FHA loans.  The advances on this warehouse line of credit are short-term in nature.

Deposits

Total deposits were $2.42 billion at September 30, 2016, compared with $2.35 billion at June 30, 2016, and $2.30 billion at September 30, 2015.  The increase in total deposits from June 30, 2016 was primarily due to an increase in demand deposits, partially offset by a decrease in time and brokered deposits.  Approximately $101.4 million of the increase in demand deposits during the third quarter of 2016 was attributable to commercial and residential mortgage servicing accounts.  Of this increase, approximately $82.3 million represents new loan origination and modification payments received in the commercial FHA banking business that were remitted to GNMA in October 2016.

Asset Quality

Non-performing loans totaled $29.9 million, or 1.29% of total loans, at September 30, 2016, compared with $18.4 million, or 0.85% of total loans, at June 30, 2016.  The increase in non-performing loans is primarily due to one commercial real estate loan that was classified as a troubled debt restructuring (“TDR”) during the quarter.

Net charge-offs for the third quarter of 2016 were $585,000, or 0.11% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $1.4 million for the third quarter of 2016, primarily to reflect the growth in the loan portfolio.

The Company’s allowance for loan losses was 0.67% of total loans and 52.0% of non-performing loans at September 30, 2016, compared with 0.68% and 80.0%, respectively, at June 30, 2016.  Including the fair market value discounts recorded in connection with acquired loan portfolios, the allowance for loan losses to total loans ratio was 1.06% at September 30, 2016, compared with 1.13% at June 30, 2016.

Capital

At September 30, 2016, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	September 30, 2016	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	13.53%	10.00%
Tier 1 capital to risk-weighted assets	10.94%	8.00%
Tier 1 leverage ratio	9.82%	5.00%
Tier 1 common capital to risk-weighted assets	9.03%	6.50%
Tangible common equity to tangible assets	8.44%	NA

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, October 28, 2016.  During the call, management will review the third quarter results and operational highlights. The call can be accessed via telephone at (877) 516-3531 (passcode: 85446301).  A recorded replay can be accessed through November 3, 2016 by dialing (855) 859-2056; passcode: 85446301.

A slide presentation relating to the third quarter results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. Midland had assets of approximately $3.2 billion, and its Midland Wealth Management Group had assets under administration of approximately $1.2 billion as of September 30, 2016.  Midland provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, commercial equipment leasing services are provided through Heartland Business Credit, and multi-family and healthcare facility FHA financing is provided through Love Funding, Midland's non-bank subsidiaries. Midland has more than 80 locations across the United States. For additional information, visit www.midlandsb.com or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with accounting principles generally accepted in the United States (“GAAP”).   These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,”  “Adjusted Return on Average Tangible Common Equity,” “Yield on Loans Excluding Accretion Income, ” “Net Interest Margin Excluding Accretion Income,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements," including but not limited to statements about the Company’s expected loan production and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share data)	2016	2016	2016	2015	2015
Earnings Summary
Net interest income	$27,265	$27,989	$24,041	$26,452	$25,437
Provision for loan losses	1,392	629	1,125	1,052	6,699
Noninterest income	14,937	14,016	12,618	12,799	14,464
Noninterest expense	28,663	30,903	27,639	27,692	27,823
Income before income taxes	12,147	10,473	7,895	10,507	5,379
Income taxes	4,102	3,683	2,777	2,811	1,928
Net income	8,045	6,790	5,118	7,696	3,451
Net income (loss) attributable to noncontrolling interest in subsidiaries	(6)	1	(1)	1	6
Net income attributable to Midland States Bancorp, Inc.	$8,051	$6,789	$5,119	$7,695	$3,445

Diluted earnings per common share	$0.51	$0.50	$0.42	$0.63	$0.28
Weighted average shares outstanding - diluted	15,858,273	13,635,074	12,229,293	12,181,664	12,130,529
Return on average assets	1.03%	0.89%	0.70%	1.06%	0.49%
Return on average shareholders' equity	10.04%	10.18%	8.69%	13.19%	5.88%
Return on average tangible common shareholders' equity	12.01%	12.67%	11.22%	17.26%	7.72%
Net interest margin	4.00%	4.20%	3.80%	4.19%	4.17%
Efficiency ratio	64.56%	67.09%	67.73%	68.83%	64.32%

Adjusted Earnings Performance Summary
Adjusted earnings	$8,269	$7,107	$5,767	$7,525	$4,638
Adjusted diluted earnings per common share	$0.52	$0.52	$0.47	$0.61	$0.38
Adjusted return on average assets	1.06%	0.93%	0.79%	1.04%	0.66%
Adjusted return on average shareholders' equity	10.32%	10.66%	9.79%	12.90%	7.92%
Adjusted return on average tangible common shareholders' equity	12.34%	13.27%	12.64%	16.77%	10.39%
Net interest margin excluding accretion income	3.66%	3.52%	3.55%	3.56%	3.83%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share data)	2016	2016	2016	2015	2015
Net interest income:
Total interest income	$31,186	$32,115	$27,967	$30,300	$28,949
Total interest expense	3,921	4,126	3,926	3,848	3,512
Net interest income	27,265	27,989	24,041	26,452	25,437
Provision for loan losses	1,392	629	1,125	1,052	6,699
Net interest income after provision for loan losses	25,873	27,360	22,916	25,400	18,738
Noninterest income:
Commercial FHA revenue	3,260	8,538	6,562	3,045	5,914
Residential mortgage banking revenue	4,990	1,037	1,121	3,328	3,490
Wealth management revenue	1,941	1,870	1,785	1,831	1,808
Service charges on deposit accounts	1,044	965	907	979	1,022
Interchange revenue	920	945	964	858	895
FDIC loss sharing expense	-	(1,608)	(53)	(212)	(57)
Gain on sales of investment securities, net	39	72	204	33	1
Other-than-temporary impairment on investment securities	-	-	(824)	-	(299)
Other income	2,743	2,197	1,952	2,937	1,690
Total noninterest income	14,937	14,016	12,618	12,799	14,464
Noninterest expense:
Salaries and employee benefits	16,568	17,012	15,387	13,725	14,932
Occupancy and equipment	3,271	3,233	3,310	3,424	3,114
Data processing	2,586	2,624	2,620	2,546	2,541
Professional	1,877	1,573	1,701	2,079	2,075
Amortization of intangible assets	514	519	580	598	597
Other	3,847	5,942	4,041	5,320	4,564
Total noninterest expense	28,663	30,903	27,639	27,692	27,823
Income before income taxes	12,147	10,473	7,895	10,507	5,379
Income taxes	4,102	3,683	2,777	2,811	1,928
Net income	8,045	6,790	5,118	7,696	3,451
Net (loss) income attributable to noncontrolling interest in subsidiaries	(6)	1	(1)	1	6
Net income attributable to Midland States Bancorp, Inc.	$8,051	$6,789	$5,119	$7,695	$3,445

Basic earnings per common share	$0.51	$0.51	$0.43	$0.64	$0.29
Diluted earnings per common share	$0.51	$0.50	$0.42	$0.63	$0.28

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2016	2016	2016	2015	2015
Assets
Cash and cash equivalents	$228,030	$123,366	$162,416	$212,475	$206,664
Investment securities available-for-sale at fair value	252,212	238,781	232,074	236,627	211,359
Investment securities held to maturity at amortized cost	82,941	84,756	88,085	87,521	92,011
Loans	2,312,778	2,161,041	2,016,034	1,995,589	1,972,844
Allowance for loan losses	(15,559)	(14,752)	(14,571)	(15,988)	(15,157)
Total loans, net	2,297,219	2,146,289	2,001,463	1,979,601	1,957,687
Loans held for sale at fair value	61,363	101,782	103,365	54,413	53,032
Premises and equipment, net	70,727	72,147	72,421	73,133	73,362
Other real estate owned	4,828	3,540	4,740	5,472	6,471
Mortgage servicing rights at lower of cost or market	64,689	62,808	65,486	66,651	65,417
Intangible assets	5,391	5,905	6,424	7,004	7,601
Goodwill	46,519	46,519	46,519	46,519	47,102
Cash surrender value of life insurance policies	74,276	73,665	53,173	52,729	52,271
Other assets	59,532	62,226	61,914	62,679	59,331
Total assets	$3,247,727	$3,021,784	$2,898,080	$2,884,824	$2,832,308

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$629,113	$528,966	$546,664	$543,401	$512,632
Interest bearing deposits	1,790,919	1,825,586	1,843,046	1,824,247	1,791,846
Total deposits	2,420,032	2,354,552	2,389,710	2,367,648	2,304,478
Short-term borrowings	138,289	125,014	101,649	107,538	108,823
FHLB advances and other borrowings	237,543	97,588	40,133	40,178	50,225
Subordinated debt	54,484	54,459	61,903	61,859	61,814
Trust preferred debentures	37,316	37,229	37,142	37,057	36,973
Other liabilities	38,273	36,627	28,982	37,488	38,370
Total liabilities	2,925,937	2,705,469	2,659,519	2,651,768	2,600,683
Midland States Bancorp, Inc. shareholders’ equity	321,749	316,268	238,386	232,880	231,415
Noncontrolling interest in subsidiaries	41	47	175	176	210
Total shareholders’ equity	321,790	316,315	238,561	233,056	231,625
Total liabilities and shareholders’ equity	$3,247,727	$3,021,784	$2,898,080	$2,884,824	$2,832,308

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2016	2016	2016	2015	2015
Loan Portfolio
Commercial loans	$545,069	$489,228	$484,618	$499,573	$521,983
Commercial real estate loans	956,298	929,399	897,099	876,784	866,027
Construction and land development loans	163,900	181,667	159,507	150,266	131,083
Residential real estate loans	216,935	179,184	158,221	163,224	168,129
Consumer loans	248,131	205,060	158,938	161,512	157,521
Lease financing loans	182,445	176,503	157,651	144,230	128,101
Total loans	$2,312,778	$2,161,041	$2,016,034	$1,995,589	$1,972,844

Deposit Portfolio
Noninterest-bearing demand deposits	$629,113	$528,966	$546,664	$543,401	$512,632
NOW accounts	658,021	627,003	612,475	621,925	623,494
Money market accounts	366,193	374,537	415,130	377,654	350,398
Savings accounts	162,742	164,792	163,163	155,778	154,632
Time deposits	420,779	431,173	433,386	446,621	426,762
Brokered deposits	183,184	228,081	218,892	222,269	236,560
Total deposits	$2,420,032	$2,354,552	$2,389,710	$2,367,648	$2,304,478

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2016	2016	2016	2015	2015
Average Balance Sheets
Cash and cash equivalents	$154,764	$232,362	$223,951	$184,072	$131,272
Investment securities	348,265	338,224	327,267	345,114	317,886
Loans	2,268,178	2,171,814	2,063,568	2,039,046	2,032,122
Total interest-earning assets	2,771,207	2,742,400	2,614,786	2,568,232	2,481,280
Non-earning assets	329,504	324,880	317,648	312,154	314,959
Total assets	$3,100,711	$3,067,280	$2,932,434	$2,880,386	$2,796,239
Interest-bearing deposits	$1,803,189	$1,844,493	$1,832,599	$1,813,974	$1,733,899
Short-term borrowings	134,052	114,651	120,753	118,118	121,453
FHLB advances and other borrowings	165,774	185,195	99,499	48,583	54,056
Subordinated debt	54,470	61,677	61,878	61,835	62,830
Trust preferred debentures	37,266	37,182	37,094	37,013	37,083
Total interest-bearing liabilities	2,194,751	2,243,198	2,151,823	2,079,523	2,009,321
Noninterest-bearing deposits	550,816	522,632	511,019	529,196	509,259
Other noninterest-bearing liabilities	36,235	33,188	32,671	40,247	45,379
Shareholders' equity	318,909	268,262	236,921	231,420	232,280
Total liabilities and shareholders' equity	$3,100,711	$3,067,280	$2,932,434	$2,880,386	$2,796,239

Yields
Cash and cash equivalents	0.50%	0.50%	0.50%	0.27%	0.24%
Investment securities	4.93%	5.12%	5.31%	5.02%	5.33%
Loans	4.79%	5.22%	4.68%	5.15%	4.94%
Total interest-earning assets	4.57%	4.81%	4.40%	4.79%	4.73%
Interest-bearing deposits	0.48%	0.50%	0.49%	0.48%	0.44%
Short-term borrowings	0.24%	0.24%	0.23%	0.20%	0.18%
FHLB advances and other borrowings	0.73%	0.56%	0.55%	0.87%	0.81%
Subordinated debt	6.38%	6.87%	6.87%	6.79%	6.76%
Trust preferred debentures	5.03%	4.95%	4.80%	4.60%	3.97%
Total interest-bearing liabilities	0.71%	0.74%	0.73%	0.73%	0.69%
Net interest margin	4.00%	4.20%	3.80%	4.19%	4.17%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share data)	2016	2016	2016	2015	2015
Asset Quality
Loans 30-89 days past due	$10,318	$10,453	$6,616	$10,120	$11,079
Nonperforming loans	29,926	18,430	18,787	24,891	24,223
Nonperforming assets	34,304	21,469	22,312	29,206	30,118
Net charge-offs	585	448	2,542	220	7,748
Loans 30-89 days past due to total loans	0.45%	0.48%	0.33%	0.51%	0.56%
Nonperforming loans to total loans	1.29%	0.85%	0.93%	1.25%	1.23%
Nonperforming assets to total assets	1.06%	0.71%	0.77%	1.01%	1.06%
Allowance for loan losses to total loans	0.67%	0.68%	0.72%	0.80%	0.77%
Allowance for loan losses to nonperforming loans	51.99%	80.04%	77.56%	64.23%	62.57%
Net charge-offs to average loans	0.11%	0.09%	0.51%	0.04%	1.57%

Wealth Management
Trust assets under administration	$1,235,132	$1,198,044	$1,189,693	$1,181,128	$1,145,056

Market Data
Book value per share at period end	$20.89	$20.53	$20.19	$19.74	$19.68
Tangible book value per share at period end	$17.52	$17.13	$15.71	$15.20	$15.03
Market price at period end	$25.34	$21.69	$ N/A	$ N/A	$ N/A
Shares outstanding at period end	15,404,423	15,402,946	11,804,779	11,797,404	11,760,589
Weighted average shares outstanding:
Basic	15,578,703	13,358,289	11,957,381	11,924,072	11,911,414
Diluted	15,858,273	13,635,074	12,229,293	12,181,664	12,130,529

Capital
Total capital to risk-weighted assets	13.53%	13.91%	11.67%	11.82%	11.43%
Tier 1 capital to risk-weighted assets	10.94%	11.23%	8.48%	8.62%	8.19%
Tier 1 leverage ratio	9.82%	9.77%	7.25%	7.49%	7.41%
Tier 1 common capital to risk-weighted assets	9.03%	9.24%	6.40%	6.50%	6.16%
Tangible common equity to tangible assets	8.44%	8.89%	6.52%	6.33%	6.36%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share data)	2016	2016	2016	2015	2015
Adjusted Earnings Reconciliation
Income before income taxes - GAAP	$12,147	$10,473	$7,895	$10,507	$5,379
Adjustments to other income:
Gain on sales of investment securities, net	39	72	204	33	1
Other than-temporary-impairment on investment securities	-	-	(824)	-	(299)
FDIC loss-sharing expense	-	-	-	(212)	(57)
Amortization of FDIC indemnification asset, net	-	-	-	(39)	(121)
Reversal of contingent consideration accrual	-	350	-	-	-
Other income	-	-	-	-	12
Total adjusted other income	39	422	(620)	(218)	(464)
Adjustments to other expense:
Expenses associated with payoff of subordinated debt	-	511	-	-	-
Integration and acquisition expenses	352	406	385	214	898
Total adjusted other expense	352	917	385	214	898
Adjusted earnings pre tax	12,460	10,968	8,900	10,939	6,741
Adjusted earnings tax	4,191	3,861	3,133	3,414	2,103
Adjusted earnings - non-GAAP	$8,269	$7,107	$5,767	$7,525	$4,638
Adjusted diluted EPS	$0.52	$0.52	$0.47	$0.61	$0.38
Adjusted return on average assets	1.06%	0.93%	0.79%	1.04%	0.66%
Adjusted return on average shareholders' equity	10.32%	10.66%	9.79%	12.90%	7.92%
Adjusted return on average tangible common equity	12.34%	13.27%	12.64%	16.77%	10.39%

Yield on Loans
Reported yield on loans	4.79%	5.22%	4.68%	5.15%	4.94%
Effect of accretion income on acquired loans	(0.41)%	(0.85)%	(0.30)%	(0.78)%	(0.41)%
Yield on loans excluding accretion income	4.38%	4.37%	4.38%	4.37%	4.53%

Net Interest Margin
Reported net interest margin	4.00%	4.20%	3.80%	4.19%	4.17%
Effect of accretion income on acquired loans	(0.34)%	(0.68)%	(0.25)%	(0.63)%	(0.34)%
Net interest margin excluding accretion income	3.66%	3.52%	3.55%	3.56%	3.83%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share data)	2016	2016	2016	2015	2015

Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$321,790	$316,315	$238,561	$233,056	$231,625
Adjustments:
Noncontrolling interest in subsidiaries	(41)	(47)	(175)	(176)	(210)
Goodwill	(46,519)	(46,519)	(46,519)	(46,519)	(47,102)
Other intangibles	(5,391)	(5,905)	(6,424)	(7,004)	(7,601)
Tangible common equity	$269,839	$263,844	$185,443	$179,357	$176,712

Total Assets to Tangible Assets:
Total assets—GAAP	3,247,727	3,021,784	2,898,080	2,884,824	2,832,308
Adjustments:
Goodwill	(46,519)	(46,519)	(46,519)	(46,519)	(47,102)
Other intangibles	(5,391)	(5,905)	(6,424)	(7,004)	(7,601)
Tangible assets	$3,195,817	$2,969,360	$2,845,137	$2,831,301	$2,777,605

Common Shares Outstanding	15,404,423	15,402,946	11,804,779	11,797,404	11,760,589

Tangible Common Equity to Tangible Assets	8.44%	8.89%	6.52%	6.33%	6.36%
Tangible Book Value Per Share	$17.52	$17.13	$15.71	$15.20	$15.03

Return on Average Tangible Common Equity (ROATCE)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2016	2016	2016	2015	2015

Net Income	$8,051	$6,789	$5,119	$7,695	$3,445

Average total shareholders' equity—GAAP	$318,909	$268,262	$236,921	$231,420	$232,287
Adjustments:
Noncontrolling interest in subsidiaries	(49)	(121)	(184)	(204)	(207)
Goodwill	(46,519)	(46,519)	(46,519)	(46,997)	(47,102)
Other intangibles	(5,656)	(6,184)	(6,740)	(7,324)	(7,917)
Average tangible common equity	$266,685	$215,438	$183,478	$176,895	$177,061
ROATCE	12.01%	12.67%	11.22%	17.26%	7.72%

CONTACTS:

Jeffrey G. Ludwig, Exec. V.P., Chief Financial Officer, at jludwig@midlandsb.com or (217) 342-7321
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321